UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 11, 2013

Adaptive Medias, Inc.

(Exact name of registrant as specified in its charter)

000-54074

(Commission File Number)

Nevada	26-0685980
(State or other jurisdiction	(I.R.S. Employer
of Incorporation)	Identification No.)

23 Mauchly Suite 106

Irvine, CA 92618

(Address of principal executive offices)

949-679-0792

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 7.01	Regulation FD Disclosure.

On December 11, 2013, Adaptive Medias, Inc. (the "Company") issued a press release announcing the Company’s execution of a Letter of Intent (the “LOI”) to enter into a joint venture or other business combination/transaction.with OneScreen, Inc. The non-binding LOI provides, among other things, for the parties to cooperate and engage in due diligence on one another in order that a definitive agreement may be negotiated and executed, with a transaction to be consummated on or before March 31, 2014. Any definitive transaction will be subject to board of directors, third-party, and shareholder approvals, as required. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are furnished as part of this Form 8-K:

Exhibit 99.1	Press Release dated December 11, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2013	ADAPTIVE MEDIAS, INC.

/s/ Qayed Shareef
Qayed Shareef
Chief Executive Officer